AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”), dated as of March 30, 2007, is entered into by and between EQUITY ONE, INC., a corporation organized under the laws of the State of Maryland (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as contractual representative of the “Lenders” under and as defined in the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.  Pursuant to the terms of an Amended and Restated Credit Agreement, dated as of January 17, 2006 between Borrower and Lenders (as amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), Lenders extended credit to Borrower in the principal amount of Two Hundred Seventy-Five Million Dollars ($275,000,000) (the “Loan”). The Loan is evidenced by certain promissory notes executed by Borrower in favor of Lenders, which promissory notes aggregate to the principal amount of the Loan (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Notes”), and is further evidenced by the documents described in the Credit Agreement as the “Loan Documents”. All capitalized and herein undefined terms shall have the meanings as set forth in the Credit Agreement.

B.  By this Amendment, Borrower, Lenders and Administrative Agent intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower, Lenders and Administrative Agent agree as follows:

CONDITIONS PRECEDENT. The following are conditions precedent to Lenders’ obligations under this Amendment:

Receipt by Administrative Agent of fully executed originals of this Amendment and any and all other documents which are required by this Amendment or by any other Loan Document, each in form and content acceptable to Administrative Agent;

Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors;

The representations and warranties contained in this Amendment are true and correct;

Payment to Administrative Agent of an amendment fee equal to $1,500 for each Lender ($24,000 total); and

All payments due and owing to Lenders under the Loan Documents have been paid current as of the effective date of this Amendment.

REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Administrative Agent and each Lender that no Event of Default or Default exists under any of the Loan Documents (as modified by this Amendment) and that all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Amendment. Without limiting the foregoing Borrower further represents and warrants to Administrative Agent and each Lender that (a) Borrower is in full compliance with the requirements of Section 8.14 of the Credit Agreement, (b) each entity required pursuant to the terms of such Section 8.14 to execute and deliver a Guaranty or an Accession Agreement has done so, and (c) the Guarantor’s Consent appended hereto correctly and accurately lists as signatories all entities which are required, pursuant to the terms of such Section 8.14, to execute a Guaranty or an Accession Agreement in connection with the Loan.

MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents and which, following satisfaction of all conditions precedent set forth in Section 1 above, shall be deemed effective as of March 30, 2007:

Change in Capitalization Rates.

Definition of “Asset Value”. The definition of “Asset Value” set forth in the Credit Agreement is hereby amended by changing the reference to “8.0%” in subclauses (a) and (b) thereof to refer instead to “7.75%”.

Definition of “Operating Property Value”. The definition of “Operating Property Value” set forth in the Credit Agreement is hereby amended by changing the reference to “8.0%” therein to refer instead to “7.75%”.

Definition of “Pool Value”. The definition of “Pool Value” set forth in the Credit Agreement is hereby amended by changing the reference to “8.0%” in subclause (a) thereof to refer instead to “7.75%”.

Extend the Period During Which Newly Acquired Properties are Valued at Purchase Price.

Definition of “Gross Asset Value”. The definition of “Gross Asset Value” set forth in the Credit Agreement is hereby amended by changing the language “during the immediately preceding fiscal quarter of the Borrower” in subclauses (f) and (g) thereof to refer instead to “during the immediately preceding two fiscal quarters of the Borrower”.

Definition of “Pool Value”. The definition of “Pool Value” set forth in the Credit Agreement is hereby amended by changing the language “not owned for the entire prior fiscal quarter period” in subclause (b) thereof to refer instead to “not owned for the entire prior two fiscal quarters”.

Modify Distribution Limitations. Section 10.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)  Dividends and Other Restricted Payments. If a monetary or other material Default or Event of Default (including, without limitation, the occurrence of any of the events specified in subsection (a), (e), (f) or (l)(i) of Section 11.1 or any violation of the covenants set forth in Article X) shall exist, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated, the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary; provided, however, but subject to the following sentence, the Borrower may declare or make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 8.12. In express limitation of the foregoing proviso, if an Event of Default specified in subsection (a), (e) or (f) of Section 11.1 shall have occurred and be continuing (as opposed to another material Default or Event of Default under the Agreement), or if as a result of the occurrence of any Event of Default the Obligations have been accelerated, the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary.

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower and Guarantor, and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower hereby certifies that: (a) the above documents are all of the relevant formation and organizational documents of Borrower and Guarantor; (b) they remain in full force and effect; and (c) they have not been amended or modified since they were previously delivered to Administrative Agent.

NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Notes or other Loan Documents or affect or impair any rights, powers, or remedies of Lenders, it being the intent of the parties hereto that the provisions of the Notes and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

MISCELLANEOUS. This Amendment and the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of California, except if preempted by federal law. Time is of the essence of each term of the Loan Documents, including this Amendment. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Amendment and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

INTEGRATION; INTERPRETATION. The Loan Documents, including this Amendment, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower and Administrative Agent, on behalf of and for the benefit of all Lenders, have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                             EQUITY ONE, INC.

                                      By:      /s/ Gregory R. Andrews
                          Name:  Gregory R. Andrews
     Title:     Executive Vice Presient and Chief Financial Officer

ADMINISTRATIVE AGENT:                 WELLS FARGO BANK, NATIONAL ASSOCIATION

                                  By:     /s/ Edwin S. Poole, III _____
                                     Name:   Edwin S. Poole, III
                                  Title:      Vice President

GUARANTORS’ CONSENT

The undersigned (each a “Guarantor”) consent to the foregoing AMENDMENT NO. 1 TO CREDIT AGREEMENT and the transactions contemplated thereby and each Guarantor reaffirms its obligations under, as applicable, (a) the Guaranty dated as of January 17, 2006 and any Accession Agreements executed in connection therewith (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Each Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations.

Dated as of: March 30, 2007

GUARANTORS:  Cashmere Developments, Inc.
Centerfund (US), LLC
Centrefund Realty (U.S.) Corporation
Equity One (Commonwealth) Inc.
Equity One (Delta) Inc.
Equity One (Florida Portfolio) Inc.
Equity One (Louisiana Portfolio) LLC
Equity One (North Port) Inc.
Equity One (Northeast Portfolio) Inc.
Equity One (Point Royale) Inc.
Equity One (Sky Lake) Inc.
Equity One (Southeast Portfolio) Inc.
Equity One (Summerlin) Inc.
Equity One (Sunlake) Inc.
Equity One (Walden Woods) Inc.
Equity One Acquisition Corp.
Equity One Realty & Management FL, Inc.
Equity One Realty & Management NE, Inc.
Equity One Realty & Management SE, Inc.
Equity One Realty & Management Texas, Inc.
EQY (Southwest Portfolio) Inc.
Gazit (Meridian) Inc.
IRT Alabama, Inc.
IRT Capital Corporation II
IRT Management Company
Louisiana Holding Corp.
Parcel F, LLC
Prosperity Shopping Center Corp.
Shoppes at Jonathan’s Landing, Inc.
Southeast U.S. Holdings Inc.
The Meadows Shopping Center, LLC
The Shoppes of Eastwood, LLC

By:           /s/ Gregory R. Andrews
Name:      Gregory R. Andrews
Its:           Vice President and Treasurer

IRT Partners, L.P.

By:  Equity One, Inc.

By:     /s/ Gregory R. Andrews
Name: Gregory R. Andrews
Its:       Executive Vice President and Chief Financial Officer

Address for Notices for all Guarantors:

c/o Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attention:  Greg Andrews
                    Chief Financial Officer